EXHIBIT 99.2
                                                                    ------------

                                     [Logo]


Investor Contact:                                        Media Contact:
Betsy Hambrecht                                          Patrick Hurley
Chief Financial Officer                                  Salon Media Group, Inc.
(415) 645-9310                                           (415) 645-9320
ehambrecht@salon.com                                     phurley@salon.com


                              FOR IMMEDIATE RELEASE
                              ---------------------

              SALON REPORTS SECOND QUARTER FISCAL YEAR 2005 RESULTS

 RECORDS QUARTER NET PROFIT ATTRIBUTABLE TO COMMON STOCKHOLDERS OF $1.0 MILLION
               COMPARED TO $1.2 MILLION LOSS IN PRIOR YEAR PERIOD

     RECORDS NON-GAAP PRO FORMA LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS OF
        $0.4 MILLION COMPARED TO $0.6 MILLION LOSS IN PRIOR YEAR PERIOD

SAN FRANCISCO, Calif. --- November 12, 2004 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today a net profit attributable to common stockholders of $1.0 million or ($0.00) per dilutive share for its second quarter ended September 30, 2004, compared to a net loss attributable to common stockholders of $1.2 million or ($0.09) per share for its second quarter ended September 30, 2003. Total revenues for the quarter ended September 30, 2004 were $1.3 million, compared to $1.1 million a year ago, a 16% increase, with advertising revenues increasing to $0.5 million from $0.4 million a year ago. The results for the quarter ended September 30, 2004 includes a non-cash benefit of $1.6 million from re-valuing warrants and non-cash charges of $0.2 million for a net non-cash benefit of $1.4 million.

On a non-GAAP pro forma basis, Salon recorded a loss attributable to common stockholders of $0.4 million compared to a loss of $0.6 million in the prior year period. The non-GAAP loss for the current quarter of $0.4 million excludes the following non-cash benefits and charges: a benefit of $896,000 from re-valuing warrants issued in conjunction with operations, a benefit of

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$745,000 from re-valuing warrants issued to preferred stockholders and included as a preferred deemed dividend, a charge of $131,000 of utilized prepaid advertising rights, $84,000 of depreciation and amortization charges and a $23,000 preferred deemed dividend charge resulting from the issuance of preferred stock at an effective common stock purchase price that was below the market price of Salon's common stock on the date of the transaction. The non-GAAP loss in the prior year period of $0.6 million excludes the following non-cash charges: $394,000 of depreciation and amortization charges, $120,000 of utilized prepaid advertising rights, $69,000 from re-valuing warrants issued in conjunction with operations, and $41,000 from re-valuing warrants issued to preferred stockholders and recorded as a preferred deemed dividend.

A reconciliation of net profit calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net income (loss) is provided immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

HIGHLIGHTS OF QUARTER ENDING SEPTEMBER 30, 2004:
------------------------------------------------

o Total revenues for the current period were $1.3 million compared to $1.1 million last year, a 16% increase.

o Advertising revenues declined from $1.0 million from out first quarter to $0.5 million for our second quarter, but increased from $0.4 million in the second quarter last year.

o Salon Premium subscribers at the end of the quarter were approximately 80,900 compared to approximately 72,500 a year ago.

o Excluding a non-cash related benefit of $1.6 million and non-cash related charges of $0.2 million, Salon recorded a non-GAAP pro forma loss attributable to common stockholders of $0.4 million, compared to a comparable non-GAAP pro forma loss attributable to common stockholders of $0.6 million last year.

FUTURE PERIODS GUIDANCE:

Salon does not believe that the quarter ending September 30, 2004 GAAP and non-GAAP financial results should be considered predictive of future quarter results.

Salon anticipates attaining non-GAAP pro forma net income for its quarter ending December 31, 2004 and cannot accurately predict when it will reach this milestone in future quarters. Due to seasonality, Salon estimates that total revenues for its quarter ending December 31, 2004 will be $1.7 - $1.9 million, with advertising sales comprising $1.0 - $1.2 million of the total. Salon cannot predict total revenues after December 31, 2004 owing to the relative short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

Salon Premium subscription have grown from approximately 80,900 to approximately 89,000 as of this release. Salon does not believe that this is indicative of future subscription growth rates and cannot accurately predict the number of active subscribers as of December 31, 2004.

ABOUT SALON MEDIA GROUP, INC.:

Founded in 1995, Salon is an Internet media company that produces a content Website with award-winnings sections, original content sites; and hosts- two subscription communities - Table Talk and The Well.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported second quarter GAAP or non-GAAP pro forma results for the quarter ending September 30, 2004 should be considered predictive of future period or full year results."

Note: Salon is a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                             SALON MEDIA GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                 Three Months Ended         Six Months Ended
                                                    September 30              September 30
                                               ----------------------    ----------------------
                                                  2004         2003         2004         2003
                                               ---------    ---------    ---------    ---------
Net revenues                                   $   1,256    $   1,086    $   2,989    $   2,131
                                               ---------    ---------    ---------    ---------

Operating expenses:
        Production and content                     1,004          956        2,204        2,145
        Sales and marketing                          387          467          855        1,030
        Research and development                     156          149          291          298
        General and administrative                   133          322          361          693
        Amortization of intangibles                 --             97         --            190
                                               ---------    ---------    ---------    ---------
                Total operating expenses           1,680        1,991        3,711        4,356
                                               ---------    ---------    ---------    ---------

Loss from operations                                (424)        (905)        (722)      (2,225)
Other income (expense), net                          720         (252)         447         (324)
                                               ---------    ---------    ---------    ---------
Net loss                                             296       (1,157)        (275)      (2,549)
Preferred deemed dividend                            722          (41)         129           31
                                               ---------    ---------    ---------    ---------
Net loss attributable to common stockholders   $   1,018    $  (1,198)   $    (146)   $  (2,518)
                                               =========    =========    =========    =========

Basic diluted net profit (loss) per share
        attributable to common stockholders    $    0.07    $   (0.09)   $   (0.01)   $   (0.18)

Diluted net profit (loss) per share
        attributable to common stockholders    $    0.00    $   (0.09)   $   (0.01)   $   (0.18)

Weighted average shares used in computing
        basic net profit (loss) per share
        attributable to common stockholders       14,161       14,090       14,158       14,044

Weighted average shares used in computing
        dilutive net profit (loss) per share
        attributable to common stockholders      205,148       14,090       14,158       14,044

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                Three Months Ended                     Six Months Ended
                                                                September 30, 2004                    September 30, 2004
                                                       -----------------------------------    -----------------------------------
                                                         As (1)                     Pro         As (1)                     Pro
                                                       Reported        Adj.        Forma      Reported        Adj.        Forma
                                                       ---------    ---------    ---------    ---------    ---------    ---------
Net revenues                                           $   1,256    $    --      $   1,256    $   2,989    $    --      $   2,989
                                                       ---------    ---------    ---------    ---------    ---------    ---------

Operating expenses:
      Production and content                               1,004           72        1,076        2,204          (69)       2,135
      Sales and marketing                                    387         (136)         251          855         (297)         558
      Research and development                               156          (10)         146          291          (18)         273
      General and administrative                             133           61          194          361           20          381
                                                       ---------    ---------    ---------    ---------    ---------    ---------
            Total operating expenses                       1,680          (13)       1,667        3,711         (364)       3,347
                                                       ---------    ---------    ---------    ---------    ---------    ---------

Loss from operations                                        (424)          13         (411)        (722)         364         (358)
Other income (expense), net                                  720         (694)          26          447         (311)         136
                                                       ---------    ---------    ---------    ---------    ---------    ---------
Net loss                                                     296         (681)        (385)        (275)          53         (222)
Preferred deemed dividend                                    722         (722)        --            129         (129)        --
                                                       ---------    ---------    ---------    ---------    ---------    ---------
Net profit (loss) attributable to
      common stockholders                              $   1,018    $  (1,403)   $    (385)   $    (146)   $     (76)   $    (222)
                                                       =========    =========    =========    =========    =========    =========

Basic net profit (loss) per share attributable to
      common stockholders                              $    0.07                 $   (0.03)   $   (0.01)                $   (0.02)

Dilutive net profit (loss) per share attributable
      to common stockholders                           $    0.00                 $   (0.03)   $   (0.01)                $   (0.02)

Weighted average shares used in computing
      basic net profit (loss) per share attributable
      to common stockholders                              14,161                    14,161       14,158                    14,158

Weighted average shares used in computing
      dilutive net profit (loss) per share
      attributable to common stockholders                205,148                    14,161       14,158                    14,158

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                   Six Months Ended
                                                            September 30, 2003                  September 30, 2003
                                                     --------------------------------    --------------------------------
                                                      As (1)                   Pro        As (1)                   Pro
                                                     Reported      Adj.       Forma      Reported      Adj.       Forma
                                                     --------    --------    --------    --------    --------    --------
Net revenues                                         $  1,086    $   --      $  1,086    $  2,131    $   --      $  2,131
                                                     --------    --------    --------    --------    --------    --------

Operating expenses:
      Production and content                              956         (98)        858       2,145        (138)      2,007
      Sales and marketing                                 467        (154)        313       1,030        (287)        743
      Research and development                            149         (17)        132         298         (24)        274
      General and administrative                          322         (23)        299         693         (33)        660
      Amortization of intangibles                          97         (97)       --           190        (190)       --
                                                     --------    --------    --------    --------    --------    --------
            Total operating expenses                    1,991        (389)      1,602       4,356        (672)      3,684
                                                     --------    --------    --------    --------    --------    --------

Loss from operations                                     (905)        389        (516)     (2,225)        672      (1,553)
Other income (expense), net                              (252)        194         (58)       (324)        224        (100)
                                                     --------    --------    --------    --------    --------    --------
Net loss                                               (1,157)        583        (574)     (2,549)        896      (1,653)
Preferred deemed dividend                                 (41)         41        --            31         (31)       --
                                                     --------    --------    --------    --------    --------    --------
Net profit (loss) attributable to
      common stockholders                            $ (1,198)   $    624    $   (574)   $ (2,518)   $    865    $ (1,653)
                                                     ========    ========    ========    ========    ========    ========

Basic and dilutive net loss per share attributable
      to common stockholders                         $  (0.09)               $  (0.04)   $  (0.18)               $  (0.12)

Weighted average shares used in computing
      basic and dilutive net loss per share
      attributable to common stockholders              14,090                  14,090      14,044                  14,044

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                                 Three Months Ended       Six Months Ended
                                                                    September 30,           September 30,
                                                                --------------------    --------------------
                                                                  2004        2003        2004        2003
                                                                --------    --------    --------    --------
Net profit (loss) attributable to common stockholders           $  1,018    $ (1,198)   $   (146)   $ (2,518)

Less:
     Charges (benefits) resulting from re-valuing warrants
         issued in conjunction with operations                      (896)         69        (406)         48
     Utilization prepaid advertising rights                          131         120         281         240
     Depreciation and amortization charges                            84         394         178         608
     Preferred deemed dividend charges (benefits) from
         re-valuing warrants issued to preferred stockholders       (745)         41        (347)        (31)
     Preferred deemed dividend charge from issuance of
         preferred stock                                              23           0         218
                                                                --------    --------    --------    --------
Pro forma net loss attributable to common stockholders          $   (385)   $   (574)   $   (222)   $ (1,653)
                                                                ========    ========    ========    ========

                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts, unaudited)

                                                            September 30,    March 31,
                                                                2004           2004
                                                              --------       --------
Assets
  Current assets:
     Cash and cash equivalents                                $    547       $    696
     Accounts receivable, net                                      616            306
     Prepaid expenses, and other current assets                    357            432
                                                              --------       --------
             Total current assets                                1,520          1,434
  Property and equipment, net                                      164             89
  Prepaid advertising rights                                     4,149          4,430
  Goodwill                                                         200            200
  Other assets                                                      85            117
                                                              --------       --------
             Total assets                                     $  6,118       $  6,270
                                                              ========       ========
Liabilities and stockholders' equity Current liabilities:
     Accounts payable and accrued liabilities                      917          1,143
     Deferred revenue                                            1,116          1,107
                                                              --------       --------
             Total current liabilities                           2,033          2,250
  Warrants payable                                               1,966          2,621
                                                              --------       --------
                  Total liabilities                              3,999          4,871
                                                              --------       --------

Stockholders' equity:
  Common stock                                                      14             14
  Preferred stock                                                 --             --
  Additional paid-in-capital                                    93,186         92,320
  Accumulated deficit                                          (91,081)       (90,935)
                                                              --------       --------
             Total stockholders' equity                          2,119          1,399
                                                              --------       --------
             Total liabilities and stockholders' equity       $  6,118       $  6,270
                                                              ========       ========